                                                                  EXHIBIT 10.2

      NEITHER  THIS  NOTE  NOR  THE  SHARES  OF  COMMON  STOCK  ISSUABLE  UPON
CONVERSION  OF THIS NOTE  HAVE BEEN  REGISTERED  UNDER THE  SECURITIES  ACT OF
1933,  AS AMENDED (THE "ACT"),  OR UNDER ANY  APPLICABLE  STATE OR  PROVINCIAL
SECURITIES  LAW AND  NEITHER MAY BE OFFERED,  SOLD OR  OTHERWISE  TRANSFERRED,
PLEDGED  OR  HYPOTHECATED  UNLESS AND UNTIL  REGISTERED  UNDER THE ACT OR SUCH
LAWS OR UNLESS  THE  COMPANY  HAS  RECEIVED  AN  OPINION  OF  COUNSEL OR OTHER
EVIDENCE REASONABLY  SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT
REQUIRED.

                                CONVERTIBLE NOTE

US$2,500,000
December 29, 2000

      FOR VALUE RECEIVED,  MEDIX RESOURCES,  INC., a Colorado corporation with offices at 7100 E. Belleview Avenue,  Suite 301, Greenwood Village,  Colorado,
80111 (the "Company")  promises to pay to the order of RoyCap Inc., an Ontario corporation,  (the  "Holder"),  or to such other person or at such other place as the Holder may  designate  from time to time in  writing,  up to the sum of
Two Million Five Hundred  Thousand Dollars  (US$2,500,000)  in lawful money of the  United  States  of  America  ("US  Dollars"),  as  provided  herein.  All advances or payments  in respect of this Note shall be recorded  and  endorsed on the  grid  attached  hereto  and  on any  continuation  grid  which  may be attached from time to time by the Holder.  The actual  quantum of all payments on or in  respect  of this  Note at any  given  time as shown on the books and records of the Holder shall be considered correct and conclusively  binding on the Company,  absent manifest error. In this Note, unless specifically defined herein,  all capitalized  words and phrases shall have the meaning  attributed thereto in the  Securities  Purchase  Agreement  dated the date hereof between the Company and the Holder  ("SPA"),  and certain matters related hereto shall be governed by the SPA.

2.    Maturity.

      The  amount  outstanding  under  this Note will be  immediately  due and payable on January 10, 2002 (the "Maturity Date").

3.    Principal Drawdowns.

(a)   An initial  drawdown  of Seven  Hundred  and Fifty  Thousand  US Dollars
            (US$750,000) will be made by the Company at the Closing.

(b)   Provided  that  the  Company  is  in  compliance   with  the  terms  and
            conditions,  the SPA, the Transaction Documents and the conditions to the  ability to make such draws as set out in the SPA have been satisfied, the Company may make additional draws of:

(i)   Two Hundred and Fifty Thousand US Dollars  (US$250,000)  within ten (10)
                  business days from the Effective Date; and

(ii)  Five Hundred Thousand US Dollars  (US$500,000)  within ten (10) business days after each of the following dates:

(A)   sixty (60) days from the Effective Date (the "60 Day Drawdown");

(B)   ninety (90) days from the Effective Date (the "90 Day Drawdown"); and

(C)   one hundred and fifty (150) days from the  Effective  Date (the "150 Day
                        Drawdown").

      The Company  acknowledges  that the Holder shall not be required to make
any  particular   advance  hereunder  (other  than  the  initial  drawdown  of
$750,000)  unless  the five  (5)  Trading  Days  ending  the day  prior to the request for an advance  hereunder,  the  Closing Bid Price  exceeds One Dollar
($1.00).

4.    Interest.

(a)   This Note  shall  bear  interest  at the rate of ten  percent  (10%) per annum from the date of its issue  until the  Maturity  Date on the
            outstanding   principal   balance   advanced  from  time  to  time
            hereunder.   Such  interest  shall  be  payable  semi-annually  in
            arrears,  on July 10, 2001 and on January 10,  2002,  by a payment in cash,  or at the Company's  option,  by delivery of such number of Common  Shares as is  determined  pursuant  to section 6 hereof
            (with  the  payment  date used in the  twenty  (20)  Trading  Days calculation),  provided that such Common Shares have been included
            in  the   Registration   Statement  and  that  such   Registration
            Statement  has  been  declared  effective  by the SEC and  remains effective on the date of payment.

5.    Conversion.

(a)   At any time after the Effective  Date and from time to time  thereafter, the Holder may at its option convert:

(i)   up to $750,000 of the  principal  amount of this Note into Common Shares at a conversion  price of Ninety US Cents  ($0.90) per share
                  (subject to section 7 hereof; and

(ii)  all or any portion of the balance of the  principal  amount of this Note then  outstanding  into Common Shares at a conversion  price of One US Dollar  ($1.00)  per share  (subject  to section 7 hereof).

(b)   The Holder shall give written notice of such election to the Company.

6.    Prepayment Notice.

      From the date hereof through to the Maturity  Date, the Company,  at its option,  may prepay  this Note by giving the  Holder  ten (10)  business  days written  notice  (the  "Notice  Period") of such  election.  During the Notice
Period,  the  Holder  may  elect  to  convert  all or  part  of  this  Note in accordance  with the provisions of section 4 hereof.  In  circumstances  where the  Holder  does not elect to  convert,  upon the  conclusion  of the  Notice
Period,  the  Company  shall  pay  to  the  Holder  an  amount  equal  to  the outstanding  principal  balance  set  out in the  notice  referred  to in this section  plus  all  accrued  interest  thereon.  In  circumstances  where  the
Company  delivers  the  notice  referred  to in  this  section  prior  to  the
Effective  Date,  the  Company,  in  addition to the  prepayment  contemplated herein  shall  issue to the Holder a warrant to acquire  Common  Shares in the form attached as Exhibit C to the Warrant Agreement.

7.    Redemption.

      Notwithstanding  the Maturity Date, the Holder may require  repayment of some or all of the principal  outstanding under this Note and interest thereon as follows:

(a)   all amounts advanced  pursuant to subparagraphs  2(a) and 2(b)(i) hereof
            up  to  One  Million  US  Dollars  (US$1,000,000)   together  with
            interest  accrued  thereon,  starting April 10, 2001 upon ten (10)
            Business Days notice to the Company;

(b)   all amounts advanced pursuant to subparagraph  2(b)(ii)(A)  hereof up to
            Five Hundred Thousand US Dollars  (US$500,000)  (together with any amounts  drawn  pursuant to section 2(b) (i) after April 10, 2001)
            together with interest  accrued  thereon,  any time  following the
            90th day after the  Effective  Date  upon ten (10)  Business  Days notice to the Company; and

(c)   all amounts advanced pursuant to subparagraph  2(b)(ii)(B) and (C) up to
            One  Million  US  Dollars  (US$1,000,000)  together  with  accrued interest  thereon,  any  time  following  the  180th  day from the
            Effective Date upon ten (10) Business Days notice to the Company.

Upon the  delivery  of a notice by the  Holder  as  contemplated  herein  (the
"Repayment  Notice")  the Company  shall pay the amounts  owing in cash on the
tenth  (10th)  Business  Day  following   receipt  of  the  Repayment  Notice;
provided,  however  that the  Company  may,  upon  delivery of a notice to the
Holder within three (3) Business  Days  following its receipt of the Repayment
Notice  of its  intention  to,  in  lieu  of  payment  of  cash,  satisfy  its obligations  pursuant  to this  section 6 by  issuing  and  delivering  to the
Holder within ten (10) days  following  receipt of the  Repayment  Notice such number of Common  Shares as is equal to the fraction the numerator of which is the  dollar  value of the  amount  which  the  Company  is  required  to repay pursuant  to this  section  6 and the  denominator  of which is  eighty  (80%)
percent of the  Volume  Weighted  Market  Price per  Common  Share  during the twenty  (20)  Trading  Days ending on the day of the notice  delivered  by the
Holder  pursuant to this  section 6. The Company may not  exercise  this right to issue  shares  of  Common  Stock in lieu of the  payment  of cash  unless a
Registration  Statement to permit their sale into the public  markets has been declared  effective.  In the event that the Company  fails to deliver  cash or shares,  as the case may be, within the applicable  period as provided  above, the Company  shall only be entitled  to satisfy  its  obligations  pursuant to this section 6 by issuing and delivering  shares of Common Stock in the manner set forth above with the written consent of the Holder and the Holder,  in its sole  discretion  and  without  prejudice  to its other  rights  and  remedies hereunder,  shall determine the amount then owing by the Company to the Holder in accordance with the provisions hereof which  determination shall be binding on the Company.

      For  the  purposes  hereof,  "Market  Price  Per  Share"  means  on  any particular  date (a) the aggregate price of Common Shares sold on such date on the American  Stock Exchange or on such  Subsequent  Market (as defined in the
Registration  Rights  Agreement) on which the Common Shares are then listed or quoted  divided by the number of Common Shares so sold, or if there is no such price on such date,  then the closing price on the American  Stock Exchange or on such  Subsequent  Market on the date nearest  preceding such date or (b) if the  Common  Shares  are not then  listed  or  quoted  on the  American  Stock
Exchange or a Subsequent  Market,  the closing bid price for a Common Share in the  over-the-counter  market,  as reported by the National  Quotation  Bureau
Incorporated or similar  organization or agency succeeding to its functions of reporting  prices) at the close of business on such date, or (c) if the Common
Shares are not then  reported by the National  Quotation  Bureau  Incorporated
(or similar  organization  or agency  succeeding to its functions of reporting prices),  then  the  average  of the  "Pink  Sheet"  quotes  for the  relevant conversion  period,  as determined in good faith by the Holder,  or (d) if the
Common Shares are not then publicly traded,  the fair market value of a Common
Share as determined by an Appraiser selected in good faith by the Holder.

      "Trading  Day" means (a) a day on which the Common  Shares are traded on the American Stock Exchange or on such  Subsequent  Market on which the Common
Shares are then listed or quoted,  or (b) if the Common  Shares are not listed on the  American  Stock  Exchange or a Subsequent  Market,  a day on which the
Common Shares are traded in the  over-the-counter  market,  as reported by the
OTC  Bulletin  Board,  or (c) if the  Common  Shares are not quoted on the OTC
Bulletin  Board,  a  day  on  which  the  Common  Shares  are  quoted  in  the
over-the-counter   market  as  reported  by  the  National   Quotation  Bureau
Incorporated (or any similar  organization or agency  succeeding its functions of reporting  prices);  provided,  however,  that in the event that the Common
Shares are not listed or quoted as set forth in (a), (b) and (c) hereof,  then
Trading Day shall mean a Business Day.

8.    Certain Adjustments.

      In case  of the  closing  of any  (1)  merger  or  consolidation  of the
Company with or into another  Person,  or (2) sale by the Company of more than one-half  of the assets of the  Company  (on a book  value  basis) in one or a series of  related  transactions,  or (3)  tender or other  offer or  exchange
(whether  by the  Company  or another  Person)  pursuant  to which  holders of
Common  Shares are  permitted  to tender or  exchange  their  shares for other securities,  stock,  cash or property of the Company or another  Person;  then the Holder  shall have the right  thereafter  to (A)  convert the Note for the shares of stock and other  securities,  cash and property  receivable  upon or deemed  to  be  held  by  holders  of  Common  Shares  following  such  merger consolidation  or sale,  and the Holder shall be entitled  upon  conversion of this Note to receive  such  amount of  securities,  cash and  property  as the
Common Shares for which this Note could have been converted  immediately prior to such merger,  consolidation  or sales would have been  entitled,  or (B) in the event of an exchange or tender offer or other transaction  contemplated by clause (3) of this Section, convert the Note for such securities,  stock, cash and other property  receivable  upon or deemed to be held by holders of Common
Shares  that  have  tendered  or  exchanged  their  shares  of  Common  Shares following  such tender or  exchange,  and the Holder  shall be  entitled  upon conversion  of this  Note to  receive  such  amount  of  securities,  cash and property as the Common  Shares into which this Note could have been  converted immediately  prior to such tender or exchange  would have been  entitled.  The terms of any such  merger,  sale,  consolidation,  tender  or  exchange  shall include  such  terms  which  shall  continue  to give the  Holder the right to receive the  securities,  cash and property set forth in this Section upon any
conversion  or  redemption   following  such  event.   This  provision   shall
similarly apply to successive such events.

9.    Events of Default.

      The  occurrence  of one or  more  of the  following  events  (after  the expiration of any stated  notice or cure period) shall  constitute an event of default  ("Event of Default")  hereunder  and shall result in the holder being deemed to have made a demand for payment:

(a)   The Company  shall fail to make any payment due to the Holder under this
            Note after the same shall become due and payable;

(b)   The Company  becomes  insolvent,  bankrupt or generally fails to pay its debts as such  debts  become  due;  is  adjudicated  insolvent  or bankrupt;  admits in writing its  inability  to pay its debts;  or
            shall  suffer  a   custodian,   receiver  or  trustee  for  it  or
            substantially   all  of  its  property  to  be  appointed  and  if
            appointed  without its  consent,  not be  discharged  within sixty
            (60) days;  makes an assignment  for the benefit of creditors;  or
            suffers   proceedings   under  any  law  related  to   bankruptcy,
            insolvency,  liquidation or the  reorganization,  readjustment  or the  release  of  debtors  to be  instituted  against  it,  and if contested by it, not  dismissed or stayed  within sixty (60) days;
            if proceedings  under any law related to  bankruptcy,  insolvency, liquidation,  or the  reorganization,  readjustment or the release of debtors is  instituted  or  commenced  by the  Company;  if any order  for  relief is  entered  relating  to any of the  foregoing proceedings;  if the Company shall call a meeting of its creditors with a view  to  arranging  a  composition  or  adjustment  of its debts;  or if the  Company  shall  by any  act or  failure  to act indicate  its consent to,  approval of or  acquiescence  in any of the foregoing;

(c)   The  Company  fails to perform  in  accordance  with any other  terms or conditions  in this Note and the  Company  has  failed to cure the same within  fifteen  (15) days  following  its receipt of written notice  of  said  Event  of  Default  hereunder  or  of a  default thereunder;

(d)   The Company is in default of any of its  obligations  under the SPA, the
            Registration  Rights  Agreement  or any of the  other  Transaction
            Documents;

(e)   The  Company  sells  or  otherwise  transfers  substantially  all of its
            assets   unless   this  Note  is   assumed   by  the   transferee,
            discontinues its business, voluntarily or involuntarily dissolves.

10.   Remedies.

      Upon the  occurrence  of any  Event of  Default,  at the  option  of the
Holder,  the Holder may declare the  indebtedness  hereunder due and thereupon the Company shall  forthwith  repay all of its  obligations  under the Note to the Holder.  The Holder  shall be entitled to exercise  any and all rights and remedies which it has at law or in equity.

11.   Remedies Cumulative, etc.

(a)   No right or remedy  conferred  upon or reserved to the Holder  hereunder or now or  hereafter  existing  at law or in equity is intended to be  exclusive  of any other  right or  remedy,  and each and every such right or remedy shall be cumulative  and  concurrent,  and in addition to every  other such right or remedy,  and may be pursued singly,  concurrently,  successively  or  otherwise,  at the  sole discretion  of the Holder,  and shall not be  exhausted by any one exercise  thereof  but  may be  exercised  as  often  as  occasion therefor shall occur.

(b)   The Company  agrees that any action or proceeding  against it to enforce this  Note  may be  commenced  in state  or  federal  court in any county in the State of Colorado.

12.   Costs and Expenses.

      Following the occurrence of any Event of Default,  the Company shall pay upon  demand  all  costs  and  expenses  (including  all  attorneys'  fees and expenses)  incurred  by the  Holder  in  the  exercise  of any of its  rights, remedies or powers to enforce this Note.

13.   Notices.

      All notices  required to be given to any of the parties  hereunder shall be in  writing  and shall be deemed  to have been  sufficiently  given for all purposes  when  presented  personally  to such party or sent by  certified  or registered mail,  return receipt  requested,  to such party at its address set forth below:

      If to the Company:      Medix Resources, Inc.
                              7100 Belleview Avenue, Suite 301
                              Greenwood Village, Colorado
                              80111

                              Attn: John R. Prufeta
                              Tel:  (303) 741-2045
                              Fax:  (303) 850-9519

      With copies to:         Lyle Stewart
                              3751 South Quebec Street
                              Denver, Colorado
                              80237

                              Tel:   (303) 267-0920
                              Fax:  (303) 267-0922

      If to the Holder:       RoyCap Inc.
                              4100 Yonge Street, Suite 504
                              Toronto, Ontario M2P 2G2
                              Attn:  Steven Rider
                              Tel: (416)-266-9921
                              Fax: (416) 221-1253

      With copies to:         Fogler, Rubinoff, LLP
                              Suite 4400 Royal Trust Tower
                              Toronto Dominion Centre
                              Toronto, Ontario M5K 1G8

                              Attn:  Michael Slan
                              Tel: (416) 941-8857
                              Fax: (416) 941-8852

      Such  notice  shall be deemed to be given  when  received  if  delivered personally  or three (3) business days after the date mailed to a recipient in the same  country  as the  sender,  or seven  (7)  business  days to any other recipient.  Any notice mailed shall be sent by certified or  registered  mail.
Any  notice of any  change in such  address  shall also be given in the manner set forth  above.  Whenever  the giving of notice is  required,  the giving of such  notice may be waived in writing by the party  entitled  to receive  such notice.

14.   Severability.

      In the event  that any  provision  of this  Note is held to be  invalid, illegal or  unenforceable  in any  respect or to any  extent,  such  provision shall  nevertheless  remain  valid,  legal and  enforceable  in all such other respects  and to such  extent  as may be  permissible.  Any  such  invalidity, illegality or  unenforceability  shall not affect any other provisions of this
Note,  but this  Note  shall  be  construed  as if such  invalid,  illegal  or unenforceable provision had never been contained herein.

15.   Successors and Assigns.

      This Note  inures to the  benefit of the  Holder and binds the  Company, and its  respective  successors  and  assigns,  and  the  words  "Holder"  and
"Company"  whenever  occurring herein shall be deemed and construed to include such respective successors and assigns.

16.   Entire Agreement.

      This Note embodies the entire  understanding  and agreement  between the parties  hereto and  thereto  with  respect to the subject  matter  hereof and thereof and supersedes all prior agreements,  understandings  and inducements, whether express or implied, oral and written,  except for the SPA, the Warrant
Agreement and the Registration Rights Agreement.

17.   Modification of Agreement.

      This  Note  may  not be  modified,  altered  or  amended,  except  by an agreement in writing signed by both the Company and the Holder.

18.   No Presentment, Etc.

      The Company hereby waives presentment,  demand,  notice, protest and all other  demands  and  notices  in  connection  with the  delivery,  acceptance, performance, Event of Default or enforcement of this Note.

19.   No Waiver.

      The Holder  shall not,  by any act,  delay,  omission or  otherwise,  be deemed to have  waived any of its rights or  remedies  hereunder,  unless such waiver  shall be in  writing  and  signed by the  Holder.  A waiver on any one occasion  shall not be  construed  as a bar to or waiver of any such  right or remedy on any future occasion.

20.   Governing Law and Jurisdiction.

            This Note shall be governed by and  construed in  accordance  with the laws of the  State of New York  without  regard to the  conflicts  of laws
principles   of  any   jurisdiction.   The  Company  and  the  Holder   hereby
irrevocably  submit to the  jurisdiction  of the  Province  of Ontario and the
State of New York, as determined by the party  initiating any proceeding,  for the  adjudication of any dispute  hereunder or in connection  herewith or with
any  transaction   contemplated   hereby  or  discussed  herein,   and  hereby
irrevocably  waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally  subject to the  jurisdiction  of any such court,  or that such  suit,  action or  proceeding  is  improper.  Each of the
Company and the Holder hereby  irrevocably  waives personal service of process and  consents  to the  process  being  served  in any  such  suit,  action  or proceeding  by  receiving a copy thereof sent to the Company at the address in effect for notices to it under this  instrument  and agrees that such  service shall  constitute  good and sufficient  service of process and notice thereof.
Nothing  contained  herein  shall be  deemed  to limit in any way any right to serve process in any manner permitted by law.

IN WITNESS  WHEREOF,  the Company has duly executed this Note this 10th day of
January, 2001.

                                         MEDIX RESOURCES, INC.

                                         By: /s/Gary L. Smith
                                         Name: Gary L. Smith
                                         Title:   Executive Vice-President and
                                                  Chief Financial Officer

                                  LOAN GRID

                    PRINCIPAL      PRINCIPAL
                     AMOUNT      AMOUNT REPAID     PRINCIPAL        NOTATION
    DATE            ADVANCED     OR CONVERTED       BALANCE         MADE BY
-----------------  -----------  ---------------  -------------  ---------------

January 10, 2001      $750,000                       $750,000

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------